UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2004

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-20047	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 5.    Other Events

400 Professional Drive

On March 5, 2004, Corporate Office Properties Trust (the “Company”), through an affiliate of Corporate Office Properties, L.P. (the “Operating Partnership”), acquired a 129,030 square foot office building located in Gaithersburg, Maryland (“400 Professional Drive”).

400 Professional Drive was acquired for an aggregate cost to the Company of $23.2 million, including transaction costs and adjustments pertaining to the fair value of an assumed mortgage loan.  The Company paid for this acquisition by assuming an existing mortgage loan with a fair value of approximately $17.5 million (and a face value of $16.8 million), borrowing $5.0 million under the Company’s revolving credit facility with Bankers Trust Company and using cash reserves for the balance.

The following schedule sets forth certain information relating to 400 Professional Drive as of March 31, 2004.  In this schedule and the schedules that follow, the term annualized rental revenue is used; annualized rental revenue is computed by multiplying by 12 the sum of monthly contractual base rents and estimated monthly expense reimbursements under active leases in the acquired properties as of March 31, 2004.

Property	Year Built	Rentable Square Feet	Occupancy (1)	Annualized Rental Revenue	Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or more of Rentable Square Feet)

400 Professional Drive	2000	129,030	90.0%	$3,034,414	$26.12	Aurora Loan Services, Inc (21%);

						DRS Electronic Systems (17%);

						PMC – Sierra U.S., Inc. (12%);

						Donnally, Vujcic Associates, LLC (11%);

						U.S. Filter Wastewater Group (10%);

						The Jack Morton Company (10%)

(1) This percentage is based on all leases in effect as of March 31, 2004.

(2) This represents the property’s annualized rental revenue divided by its occupied square feet as of March 31, 2004.

The following schedule sets forth annual lease expirations for 400 Professional Drive as of March 31, 2004 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Office Leases	Percentage of Annualized Rental Revenue Expiring	Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot
				(in thousands)
2007	1	12,645	10.9%	$352	11.6%	$27.81
2008	3	20,861	18.0%	594	19.6%	28.48
2009	4	50,662	43.6%	1,262	41.6%	24.91
2010	1	2,671	2.3%	63	2.1%	23.50
2011	1	15,650	13.5%	424	14.0%	27.13
2012	1	13,675	11.7%	339	11.1%	24.80
Total/Weighted Avg.	11	116,164	100.0%	$3,034	100.0%	$26.12

2

Wildewood and Exploration /Expedition Office Parks

The Company acquired eight buildings totaling 430,869 square feet and two land parcels on March 24, 2004 and is under contract to acquire two additional buildings totaling 103,885 square feet in the Wildewood and Exploration/Expedition Office Parks (the “Wildewood Properties”) in St. Mary’s County, Maryland.  The Company expects to complete the purchase of the remaining two buildings by May 2004.  The aggregate purchase price and transaction costs are expected to total approximately $66.6 million, including transaction costs and adjustments pertaining to the fair value of assumed mortgage loans.  The Company expects to pay for these acquisitions by borrowing $54.0 million under the Company’s revolving credit facility with a group of lenders headed by Wachovia Bank, National Association, assuming existing mortgage loans with fair values totaling approximately $11.7 million (and face values totaling $10.5 million) and using cash reserves for the balance.

The following schedule sets forth certain information relating to the Wildewood Properties as of March 31, 2004.

Property	Year Built/ Renovated	Rentable Square Feet	Occupancy (1)	Annualized Rental Revenue	Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or More of Rentable Square Feet)

22309 Exploration Drive	1984/1997	98,860	100.0%	$1,337,725	$13.53	General Dynamics Corporation (100%)
46579 Expedition Drive	2002	61,156	88.2%	970,673	17.99	Raytheon Company (25%);
						RBC, Inc. (19%);
						CCI, Inc. (13%);
						VSE Corporation (13%)
22289 Exploration Drive	2000	60,659	96.2%	1,086,887	18.62	BearingPoint, Inc. (46%;)
						AT&T Government Systems (13%);
						Universal Systems (12%)
44425 Pecan Court	1997	59,055	99.2%	1,023,015	17.46	Jorge Scientific Corporation (25%);
						Boeing-Strategic (25%);
						The Titan Corporation (11%);
						The Bionetics Corporation (10%)
22299 Exploration Drive	1998	58,509	80.4%	933,713	19.85	Science Applications International Corp. (27%);
						United States of America (23%);
						D.P. Associates, Inc. (14%)
44408 Pecan Court	1986	50,532	100.0%	520,274	10.30	BAE Systems (100%)
23535 Cottonwood Pkwy	1984	46,656	100.0%	468,543	10.04	BAE Systems (100%)
22300 Exploration Drive	1997	44,830	100.0%	644,745	14.38	General Dynamics Corporation (100%)
44417 Pecan Court	1989	29,053	100.0%	278,900	9.60	General Dynamics Corporation (100%)
44414 Pecan Court	1986	25,444	100.0%	228,996	9.00	BAE Systems (100%)
Total/Average		534,754	96.0%	$7,493,471	$14.60

(1) This percentage is based on all leases in effect as of March 31, 2004.

(2)  This represents the property’s annualized rental revenue divided by that property’s occupied square feet as of March 31, 2004.

3

The following schedule sets forth annual lease expirations for the Wildewood Properties as of March 31, 2004 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Office Leases	Percentage of Total Annualized Rental Revenue Expiring	Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot (1)
				(in thousands)
2004	6	69,195	13.5%	$946	12.6%	$13.68
2005	7	39,508	7.7%	732	9.8%	18.52
2006	7	119,986	23.4%	1,423	19.0%	11.86
2007	7	41,424	8.1%	794	10.6%	19.17
2008	7	74,472	14.5%	1,148	15.3%	15.42
2009	3	25,034	4.9%	467	6.2%	18.67
2010	—	—	0.0%	—	0.0%	—
2011	—	—	0.0%	—	0.0%	—
2012	1	98,860	19.2%	1,338	17.9%	13.53
2013	1	44,830	8.7%	645	8.6%	14.38
Total/Weighted Avg.	39	513,309	100.0%	$7,493	100.0%	$15.00

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial statements of 400 Professional Drive and the Wildewood and Exploration/Expedition Office Parks are included herein.  See pages F-14 through F-21.

(b)           Pro Forma Financial Information

The pro forma condensed consolidated financial statements of the Company are included herein.  See pages F-1 through F-13.

(c)           Exhibits

Exhibit Number	Description

23	Consent of Independent Accountants.

99.1.1	Purchase Agreement, dated November 24, 2003, among Thomas E. Robinson, Crown Point, LLC, Crown Point Manager, Inc., and COPT Acquisitions, Inc.

99.1.2	First Amendment to Purchase Agreement, dated January 8, 2004, among Thomas E. Robinson, Crown Point, LLC, Crown Point Manager, Inc., and COPT Acquisitions, Inc.

99.1.3	Second Amendment to Purchase Agreement, dated February 9, 2004, among Thomas E. Robinson, Crown Point, LLC, Crown Point Manager, Inc., and COPT Acquisitions, Inc.

4

Exhibit Number	Description
99.2	Purchase and Sale Agreement, dated January 27, 2004, between Great Mills, LLC and COPT Acquisitions, Inc.

99.3

Credit Agreement, dated March 10, 2004, among the Company; the Operating Partnership; Wachovia Bank, National Association; Wachovia Capital Markets, LLC; KeyBank National Association; Fleet National Bank and Manufacturers and Traders Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2004

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Operating Officer

	By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and Chief Financial Officer

5

CORPORATE OFFICE PROPERTIES TRUST

CORPORATE OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Set forth below are the unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the “Operating Partnership”).  Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the “Company.”

The pro forma condensed consolidated financial information is presented as if the following transactions had been consummated on the earlier of the actual date of consummation or December 31, 2003 for balance sheet purposes and January 1, 2003 for purposes of the statement of operations:

2003 Transactions

The transactions set forth below are collectively referred to herein as the “2003 Transactions.”

•              The contribution on March 14, 2003 of an office building located in Fairfield, New Jersey (“695 Route 46”) into a real estate joint venture in return for $19,960,000 in cash and a 20% ownership interest in the joint venture.  The Company used $17,000,000 of the proceeds to pay down the Company’s revolving credit facility with Bankers Trust Company (the “Bankers Trust Revolving Credit Facility”).

•              The issuance of 5,290,000 common shares of beneficial interest (“common shares”) on May 27, 2003 for net proceeds of $79,355,000 (the “Common Share Issuance”), of which $63,904,000 was used to fund the acquisition of 13200 Woodland Park Drive discussed below and the balance used to pay down the Bankers Trust Revolving Credit Facility.

•              The acquisition on June 2, 2003 of an office building in Herndon, Virginia (“13200 Woodland Park Drive”) for $71,449,000 using $63,904,000 of the proceeds from the Common Share Issuance and $7,545,000 in cash escrowed from previous property sales.

•              The repurchase of 1,016,662 Series C Preferred Units of the Operating Partnership (the “Series C Preferred Unit Repurchase”) on June 16, 2003 for $36,068,000 using $40,000,000 in borrowings under a new mortgage loan.  The Bankers Trust Revolving Credit Facility was also paid down by $3,411,000 using borrowings from this mortgage loan.

•              The acquisition of five office buildings in Northern Virginia (the “Dulles Tech/Ridgeview Properties”) for $75,572,000 on July 25, 2003 using $45,000,000 in borrowings under a new mortgage loan carrying an interest rate of LIBOR plus 200 basis points, $30,555,000 in borrowings under the Bankers Trust Revolving Credit Facility and cash reserves for the balance.

•              The issuance of 2,200,000 Series G Preferred Shares of beneficial interest (the “Series G Preferred Share Issuance”) on August 11, 2003 for net proceeds of $53,175,000, which was used to pay down the Bankers Trust Revolving Credit Facility.

•              The acquisition of a joint venture partner’s 20% interest in Gateway 67, LLC (“Gateway 67”) for $857,000 on December 30, 2003 using borrowings under the Bankers Trust Revolving Credit Facility.  Through this acquisition, the Company acquired two office buildings and an adjacent land parcel located in Columbia, Maryland and assumed an $8,353,000 mortgage loan.  Prior to this acquisition, the Company accounted for its investment in the joint venture using the equity method of accounting.  Upon completion of this acquisition, Gateway 67, LLC became a consolidated subsidiary of the Company.

•              The acquisition of a joint venture partner’s 90% interest in NBP 140, LLC (“NBP 140”) for $5,351,000 on December 31, 2003 primarily using borrowings under the Bankers Trust Revolving Credit Facility.  Through this acquisition, the Company acquired a newly-constructed office building located in Annapolis Junction, Maryland and assumed an $8,117,000 mortgage loan.  Prior to this acquisition, the Company accounted for its investment in the joint venture using the equity method of accounting.  Upon completion of this acquisition, this entity became a consolidated subsidiary of the Company.  The building became operational on December 20, 2003.

2004 Transactions

The transactions set forth below are collectively referred to herein as the “2004 Transactions.”

•              The acquisition on March 5, 2004 of an office building in Gaithersburg, Maryland (“400 Professional Drive”) for $23,182,000, plus $91,000 in deferred financing costs, by assuming a mortgage loan with a fair value of $17,494,000 (and a face value of $16,757,000), borrowing $5,000,000 under the Bankers Trust Revolving Credit Facility and using $779,000 in cash reserves, including $500,000 previously paid as a deposit in 2003.

•              The acquisition of ten office buildings and two land parcels in St. Mary’s County, Maryland (the “Wildewood Properties”) for $66,572,000, plus $33,000 in deferred financing costs, by borrowing $54,000,000 under the Company’s revolving credit facility with a group of lenders headed by Wachovia Bank, National Association (the “Wachovia Revolving Credit Facility”), assuming three mortgage loans with an aggregate fair value of $11,729,000 (and an aggregate face value of $10,481,000) and using $876,000 in cash reserves.  We acquired the two land parcels and eight of the office buildings on March 24, 2004 and expect to acquire the two remaining office buildings in May 2004.

This pro forma condensed consolidated financial information should be read in conjunction with the following historical financial statements and notes thereto:

•      Corporate Office Properties Trust and its consolidated subsidiaries, included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2003;

•      13200 Woodland Park Drive and the Dulles Tech/Ridgeview Properties, both of which are included in the Company’s Current Report on Form 8-K filed August 4, 2003; and

•      400 Professional Drive and the Wildewood Properties, both of which are included in this Current Report on Form 8-K.

In management’s opinion, all adjustments necessary to reflect the effects of the 2003 Transactions and the 2004 Transactions have been made.  This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at December 31, 2003 or what the results of operations would have been for the year ended

December 31, 2003.  The pro forma condensed consolidated financial information also does not purport to represent the future financial position and results of operations of the Company.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2003

(Unaudited)

(Dollars in thousands)

	Historical Consolidated	400 Professional Drive	Wildewood Properties	Pro Forma Consolidated
	(A)	(B)	(C)
Assets
Net investments in real estate	$1,189,258	$21,059	$61,631	$1,271,948
Cash and cash equivalents	9,481	(279)	$(876)	8,326
Other assets	133,337	1,754	5,032	140,123
Total assets	$1,332,076	$22,534	$65,787	$1,420,397

Liabilities and shareholders’ equity
Liabilities
Mortgage loans payable	$738,698	$22,494	$65,729	$826,921
Other liabilities	63,201	40	58	63,299
Total liabilities	801,899	22,534	65,787	890,220

Minority interests	79,796	—		79,796

Shareholders’ equity
Preferred shares of beneficial interest	85	—	—	85
Common shares of beneficial interest	296	—	—	296
Additional paid-in capital	494,299	—	—	494,299
Other	(44,299)	—	—	(44,299)
Total shareholders’ equity	450,381	—	—	450,381

Total liabilities and shareholders’ equity	$1,332,076	$22,534	$65,787	$1,420,397

See accompanying notes and management’s assumptions to pro forma financial statements.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Unaudited)

(Amounts in thousands, except per share data)

	Historical Consolidated	2003 Transactions	400 Professional Drive	Wildewood Properties	Other Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)	(D)

Revenues
Rental revenue	$153,048	$7,233	$6,245	$7,217	$—		$173,743
Tenant recoveries and other revenue	21,375	1,027	74	44	—		22,520
Service operations revenue	31,740	—	—	—	—		31,740
Total revenues	206,163	8,260	6,319	7,261	—		228,003
Expenses
Property operating	51,699	2,924	969	1,430	—		57,022
General and administrative	7,893	—	—	—	—		7,893
Interest and amortization of deferred financing costs	43,846	—	—	—	4,340	(E)	48,186
Depreciation and other amortization	37,122	—	—	—	5,211	(F)	42,333
Service operations expenses	30,933	—	—	—	—		30,933
Total expenses	171,493	2,924	969	1,430	9,551		186,367
Equity in (loss) income of unconsolidated real estate joint ventures	(98)	172	—	—	—		74
Gain on sales of real estate	472	—	—	—	—		472
Income (loss) before minority interests and income taxes	35,044	5,508	5,350	5,831	(9,551)		42,182
Minority interests
Common units	(5,665)	—	—	—	(1,022	)(G)	(6,687)
Preferred units	(1,049)	1,049	—	—	—		—
Income (loss) from continuing operations before income taxes	28,330	6,557	5,350	5,831	(10,573)		35,495
Income tax benefit, net	124	—	—	—	—		124
Net income (loss) from continuing operations	28,454	6,557	5,350	5,831	(10,573)		35,619
Preferred share dividends	(12,003)	(2,677)	—	—	—		(14,680)
Net income (loss) from continuing operations available to common shareholders before nonrecurring charges attributable to the Series C Preferred Unit repurchase	$16,451	$3,880	$5,350	$5,831	$(10,573)		$20,939
Earnings per share: Basic	$0.62						$0.73	(B(ii)); (D)
Earnings per share: Diluted	$0.58						$0.68	(B(ii)); (D)
Weighted average number of shares:
Basic	26,659				2,116	(H)	28,775
Diluted	29,261				2,116	(H)	31,377

See accompanying notes and management’s assumptions to pro forma financial statements.

CORPORATE OFFICE PROPERTIES TRUST
NOTES AND MANAGEMENT’S ASSUMPTIONS TO
PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

(Dollars in thousands, except per share amounts)

1.             Basis of Presentation:

Corporate Office Properties Trust and subsidiaries (the “Company”) is a fully-integrated and self-managed Maryland real estate investment trust.  As of December 31, 2003, the Company’s portfolio included 119 office properties, including one owned through a joint venture.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, 13200 Woodland Park Drive, the Dulles Tech/Ridgeview Properties, 400 Professional Drive and the Wildewood Properties.  In management’s opinion, all adjustments necessary to reflect the effects of the 2003 Transactions and the 2004 Transactions have been made.  This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at December 31, 2003 or what the results of operations would have been for the year ended December 31, 2003, nor does it purport to represent the future financial position and results of operations of the Company.

The Company allocates the cost of property acquisitions to the components of those acquisitions based on their respective fair values.  The Company’s allocations of the acquisitions included in these consolidated financial statements, excluding deferred finance costs, are set forth below:

Acquisition	Land	Building and improvements	Deferred costs	Deferred revenue	Total
13200 Woodlands Park Drive	$10,427	$49,476	$11,546	$—	$71,449
Dulles Tech/Ridgeview Properties	10,931	49,203	15,438	—	75,572
Gateway 67	4,251	8,501	127	—	12,879
NBP 140	3,407	9,241	1,627	—	14,275
400 Professional Drive	3,670	17,389	2,163	(40)	23,182
Wildewood Properties	13,191	48,440	4,999	(58)	66,572

2.             Adjustments to Pro Forma Condensed Consolidated Balance Sheet:

(A)	Reflects the historical consolidated balance sheet of the Company as of December 31, 2003.

(B)

Reflects the acquisition of 400 Professional Drive for $23,182, plus $91 in deferred financing costs, using an assumed mortgage loan with a fair market value of $17,494, $5,000 in borrowings under the Bankers Trust Revolving Credit Facility, the application of a $500 deposit paid in 2003 and $279 in cash reserves.

(C)

Reflects the acquisition of the Wildewood Properties for $66,572, plus $33 in deferred financing costs, using $54,000 in borrowings under the Wachovia Revolving Credit Facility, assumed mortgage loans with an aggregate fair market value of $11,729 and $876 in cash reserves.

3.             Adjustments to Pro Forma Condensed Consolidated Statements of Operations:

(A)          Reflects the historical consolidated operations of the Company for the period presented.

(B)           The pro forma adjustments associated with the 2003 Transactions are set forth in the table below.  The acquisitions set forth below include (i) historical operations up to the date of acquisition by the Company, as reported in the historical financial statements for such acquisitions, (ii) amortization to rental revenue for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisitions and (iii) the effects on minority interests and preferred shares of the equity transactions.

	695 Route 46	Series C Preferred Unit Repurchase	13200 Woodland Park Drive	Series G Preferred Share Issuance	Dulles Tech/ Ridgeview Properties	Gateway 67	NBP 140	Total
	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)
Revenues
Rental revenue	$(623)	$—	$1,912	$—	$5,426	$467	$51	$7,233
Tenant recoveries and other revenue	(86)	—	627	—	383	84	19	1,027
Total revenues	(709)	—	2,539	—	5,809	551	70	8,260
Expenses
Property operating	(318)	—	1,086	—	1,918	238	—	2,924
Total expenses	(318)	—	1,086	—	1,918	238	—	2,924
Equity in income (losses) of unconsolidated entities	17	—	—	—	—	155	—	172
(Loss) income from continuing operations before minority interests	(374)	—	1,453	—	3,891	468	70	5,508
Minority interests	—	1,049	—	—	—	—	—	1,049
Net (loss) income from continuing operations	(374)	1,049	1,453	—	3,891	468	70	6,557
Preferred share dividends	—	—	—	(2,677)	—	—	—	(2,677)
Net (loss) income from continuing operations available to common shareholders before nonrecurring charge attributable to the Series C Preferred Unit repurchase	$(374)	$1,049	$1,453	$(2,677)	$3,891	$468	$70	$3,880

(i)      Reflects the elimination of the historical operations of 695 Route 46 prior to its contribution into a real estate joint venture on March 14, 2003.  Also reflects the Company’s share of the joint venture’s income prior to the contribution based on (1) the property’s historical operations for the period presented, (2) the property’s depreciation expense as derived from the joint venture’s acquisition costs and (3) the interest expense of the joint venture as derived from the terms of the mortgage loan used to acquire the property from the Company.

(ii)     Reflects the effects of the Series C Preferred Unit Repurchase for the period prior to the repurchase on June 16, 2003.  Upon completion of the repurchase, the Company recognized a nonrecurring $11,224 reduction to net income available to common shareholders associated with the excess of the repurchase price over the sum of the recorded book value of the units and the accrued and unpaid return to the unitholder at the time of the repurchase.  This reduction to net income available to common shareholders, in turn, decreased the Company’s earnings per share basic and earnings per share diluted.  The pro forma condensed consolidated statements of operations, including the historical and pro forma earnings per share basic and earnings per share diluted, do not reflect the effect of this reduction to net income available to common shareholders because the reduction is nonrecurring.

(iii)    13200 Woodland Park Drive is a newly-constructed building.  The building was 47.2% operational from December 2002 through May 2003 and 100% operational thereafter.  The pro forma adjustments reflect the effects of the (1) historical operations of 13200 Woodland Park Drive for the portion of the building that was operational for the period prior to its acquisition and (2) amortization to rental revenue for the period prior to its acquisition of value associated with in-place operating leases to the extent that future cash flows under the contractual leases were above or below market at the time of the acquisitions.

(iv)    Reflects dividends on the Series G Preferred Shares prior to their issuance on August 11, 2003.  The shares have an aggregate liquidation preference of $55,000 and pay dividends at a yearly rate of 8% of such liquidation preference.

(v)     Reflects the effects of the (1) historical operations of the Dulles Tech/Ridgeview Properties prior to their acquisition and (2) amortization to rental revenue for the period prior to the acquisition of value associated with in-place operating leases to the extent that future cash flows under the contractual leases were above or below market at the time of acquisition.

(vi)    Reflects the effects of the (1) historical operations of Gateway 67 prior to the acquisition of the joint venture partner’s interest and (2) reversal of the Company’s share of the losses recorded under the equity method of accounting prior to the acquisition of the joint venture partner’s interest.

(vii)   NBP 140 is a newly constructed building that was placed into service in late December 2003.  The pro forma adjustments reflect the effects of the historical operations of the building prior to the acquisition of the joint venture partner’s interest.  No income was recorded under the equity method of accounting prior to the acquisition of the joint venture partner’s interest since all income was allocable to the joint venture partner under the terms of the joint venture’s operating agreement.

(C)           Reflects the effects of the (i) historical operations of 400 Professional Drive for the period presented, (ii) increase of $155 to reflect pro forma straight-line rental revenue adjustments and (iii) decrease of $31 to rental revenue for the amortization for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition.  The property’s rental revenue for 2003 includes $3,119 in revenue from the early termination of a lease.  Since it is not unusual for owners of real estate to earn such revenue, it is considered to be recurring in nature.  The inclusion of this revenue significantly increased pro forma consolidated net income from continuing operations available to common shareholders and pro forma diluted earnings per common share.

(D)          Reflects the effects of the (i) historical operations of the Wildewood Properties for the period presented, (ii) increase of $23 to reflect pro forma straight-line rental revenue adjustments and (iii) decrease of $65 to rental revenue for the amortization for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition.  ..

(E)           Pro forma adjustments for additional interest expense resulting from property acquisitions and the Series C Preferred Unit Repurchase are set forth below.  Pro forma adjustments are also set forth below for decreases in historical interest expense resulting from property dispositions and other transactions reported herein involving debt repayment.  The pro forma adjustments below associated with the Bankers Trust Revolving Credit Facility (carrying interest at a variable rate of LIBOR plus 175 basis points), the Wachovia Revolving Credit Facility (carrying interest at a variable rate of LIBOR plus 140 basis points) and other variable rate loans were computed using the weighted average of the rates in effect for the applicable pro forma periods.  Pro forma deferred financing cost amortization adjustments are reflected assuming such costs are amortized over the lives of the related loans.

Adjustment to interest expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2003

Debt repaid in connection with the sale of 695 Route 46 consisting of $17,000 under the Bankers Trust Revolving Credit Facility	(106)

Debt repaid in connection with the Common Share Issuance consisting of $15,451 under the Bankers Trust Revolving Credit Facility	(193)

Borrowing from debt in connection with the Series C Preferred Unit Repurchase consisting of a $40,000 mortgage loan bearing interest at a rate of LIBOR plus 185 basis points; $3,411 of the mortgage loan proceeds was also used to pay down the Bankers Trust Revolving Credit Facility	539

Borrowing from debt in connection with the acquisition of the Dulles Tech/Ridgeview Properties consisting of $45,000 under a mortgage loan bearing interest at a rate of LIBOR plus 200 basis points and $30,555 in borrowings under the Bankers Trust Revolving Credit Facility	1,377

Debt repaid in connection with the Series G Preferred Share Issuance consisting of $53,175 under the Bankers Trust Revolving Credit Facility	(1,001)

Gateway 67 related interest pertaining to the following: (1) debt assumed in the amount of $8,353 bearing interest at a rate of LIBOR plus 185 basis points; and (2) $856 in borrowings under the Bankers Trust Revolving Credit Facility	253

NBP 140 related interest from December 20, 2003 to December 30, 2003 (the period that the building was operational prior to the acquisition) pertaining to the following: (1) debt assumed in the amount of $8,117 bearing interest at a rate of LIBOR plus 175 basis points; and (2) $5,344 in borrowings under the Bankers Trust Revolving Credit Facility	12

Borrowings from debt in connection with the acquisition of 400 Professional Drive consisting of the following: (1) assumed mortgage loan with a fair value of $17,494 bearing interest at an imputed rate of 5.67%; and (2) $5,000 in borrowings under the Bankers Trust Revolving Credit Facility	1,161

Borrowings from debt in connection with the acquisition of the Wildewood Properties consisting of the following: (1) $54,000 in borrowings under the Wachovia Revolving Credit Facility; and (2) assumed mortgage loans with an aggregate fair value of $11,729 bearing interest at imputed rates ranging from 4.48% to 4.71%	2,116

Amortization of deferred financing costs related to:

Borrowing for Series C Preferred Unit Repurchase and $3,411 pay down of the Bankers Trust Revolving Credit Facility	168

Borrowing for 400 Professional Drive	9

Borrowings for Wildewood Properties	5

$4,340

The pro forma adjustments above reflect an aggregate increase to interest expense.  The aggregate pro forma increase to interest expense would increase by an additional $123 for the year ended December 31, 2003 if interest rates on variable-rate debt were 1/8th of a percentage point higher.

The pro forma adjustments resulting from acquisition activity were computed primarily using the effects of initial debt incurred for such acquisitions; such adjustments do not reflect the effect of subsequent changes to the Company’s debt, including activity to refinance initially incurred debt.  If the pro forma adjustments reflected subsequent refinancings with debt secured by the properties acquired above, the aggregate pro forma interest expense would increase by an additional $509 for the year ended December 31, 2003.  In addition, if the pro forma adjustments reflected the effects of other changes to the Company’s debt, the aggregate increase to interest expense could be higher.

(F)           Pro forma depreciation expense adjustments are reflected on acquisitions based on (i) the portion of the acquisition costs attributable to the building depreciated over a useful life of 40 years and (ii) the value of tenant improvements associated with in-place operating leases depreciated over the remaining lives of the leases.  Pro forma amortization expense adjustments are reflected on acquisitions based on (i) the value of leasing costs associated with the remaining term of in-place operating leases amortized over the remaining lives of the leases and (ii) the tenant value associated with acquiring a built-in revenue stream on leased buildings amortized over the estimated amount of time that the associated tenants are expected to remain in the buildings.  Pro forma depreciation and amortization expense adjustments on dispositions are reflected based on historical amounts.

Adjustment to depreciation and other amortization expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2003

Depreciation expense:
695 Route 46	$(178)

13200 Woodland Park Drive	408

Dulles Tech/Ridgeview Properties	1,108

Gateway 67	202

NBP 140	10

400 Professional Drive	839

Wildewood Properties	1,649

Amortization of deferred lease costs related to:
695 Route 46	(40)

13200 Woodland Park Drive	30

Dulles Tech/Ridgeview Properties	69

Gateway 67	—

NBP 140	—

400 Professional Drive	52

Wildewood Properties	123

Amortization of tenant value related to:
13200 Woodland Park Drive	156

Dulles Tech/Ridgeview Properties	395

Gateway 67	7

NBP 140	—

400 Professional Drive	104

Wildewood Properties	277

$5,211

(G)           Adjustment for minority interests’ share of pro forma adjustments made to the Operating Partnership.

(H)          Adjustment for the additional common shares outstanding in connection with the Common Share Issuance.

Report of Independent Auditors

To the Board of Trustees and Shareholders of Corporate Office Properties Trust

We have audited the accompanying historical summary of revenue and certain expenses of 400 Professional Drive (the “Property”) for the year ended December 31, 2003. This historical summary is the responsibility of the Property’s management; our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers, LLP

Baltimore, MD
March 29, 2004

400 Professional Drive

Historical Summary of Revenue and Certain Expenses

For the year ended December 31, 2003

Revenue
Base rents	$3,001,827
Tenant reimbursements	74,193
Termination Fees	3,119,318
Total revenue	6,195,338
Certain expenses
Property operating expenses
Property taxes and insurance	213,907
Utilities	274,964
Management fee	51,609
Other operating expenses	317,431
Repairs and maintenance	111,477
Total certain expenses	969,388
Revenue in excess of certain expenses	$5,225,950

The accompanying notes are an integral part of these financial statements.

400 Professional Drive

Notes to Historical Summary

December 31, 2003

1.     Business

The accompanying historical summary of revenue and certain expenses relates to the operations of 400 Professional Drive (the “Property”), consisting of the revenue and certain expenses of one office building totaling 129,030 rentable square feet located in Gaithersburg, Maryland.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Property. The historical summary is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

Lease termination fees from the early termination of lease agreements are recorded when earned.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2003, 77% of the Property’s base rents was earned from five major tenants (each tenant’s base rent exceeded 10% of the total base rents).  Base rents earned from these tenants for the year ended December 31, 2003 were approximately $2,313,000.

3.     Rentals

The Property has entered into non-cancelable tenant leases, with expiration dates ranging from 2006 to 2012. The leases provide that tenants will share in operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals as of December 31, 2003 to be received under these tenant leases are as follows:

2004	$2,814,000
2005	3,089,000
2006	3,176,000
2007	3,202,000
2008	2,478,000
Thereafter	3,665,000
$18,424,000

4.     Management Fee Agreement

Certain management services for the twelve months ending December 31, 2003 were performed by the owner of the Property at the rate of $3,000 per month, plus 1.25% of total rental receipts for accounting services. Per the management agreements, gross rents include fixed rents, percentage rents, common area charges, real estate taxes and other charges of any kind and nature collected by the manager. During the year ended December 31, 2003, the Property paid $51,609 in management fees.

Report of Independent Auditors

To the Board of Trustees and Shareholders of Corporate Office Properties Trust

We have audited the accompanying historical summary of revenue and certain expenses of Wildewood and Exploration/Expedition Office Parks (the “Properties”) for the year ended December 31, 2003. This historical summary is the responsibility of the Properties’ management; our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and is not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Properties for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers, LLP

Baltimore, MD
March 16, 2004

Wildewood and Exploration/Expedition Office Parks

Historical Summary of Revenue and Certain Expenses

For the year ended December 31, 2003

Revenue
Base rents	$7,259,239
Tenant reimbursements	44,467
Total revenue	7,303,706
Certain expenses
Property operating expenses
Property taxes and insurance	300,008
Utilities	294,835
Management fee	171,550
Other operating expenses	605,875
Repairs and maintenance	57,970
Total certain expenses	1,430,238
Revenue in excess of certain expenses	$5,873,468

The accompanying notes are an integral part of these financial statements.

Wildewood and Exploration/Expedition Office Parks

Notes to Historical Summary

December 31, 2003

1.     Business

The accompanying historical summary of revenue and certain expenses relates to the operations of Wildewood and Exploration/Expedition Office Parks (the “Properties”), consisting of the revenue and certain expenses of two parcels of land and ten office buildings totaling 534,754 rentable square feet located in California, Maryland.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties. The historical summary is not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Properties, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

Operating Expenses

Certain of the leases discussed in Note 3 require the tenant to pay directly substantially all of the respective Properties’ operating expenses.  These expenses are not included in the accompanying historical summary, including approximately $205,000 in property taxes that Corporate Office Properties Trust will be required to pay if the tenant fails to pay them.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2003, 20% of the Properties’ base rents was earned from one major tenant. Base rents earned from this tenant for the year ended December 31, 2003 were approximately $1,429,000.

3.     Rentals

The Properties have entered into non-cancelable tenant leases, with expiration dates ranging from 2004 to 2013. Certain of the leases provide that tenants will share in operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals as of December 31, 2003 to be received under these tenant leases are as follows:

2004	$6,515,854
2005	5,585,768
2006	4,674,154
2007	3,529,513
2008	2,456,175
Thereafter	9,495,502
$32,256,966

4.     Management Fee Agreement

Certain management services for the twelve months ending December 31, 2003 were performed by the owner of the Properties at the rate of 2.75% of gross rental receipts for full service tenants and 1.5% of gross rental receipts for net lease tenants. Per the management agreements gross rents include rental income, tenant reimbursement income, and other sums actually collected by the manager on a monthly basis. During the year ended December 31, 2003, the Properties paid $171,550 in management fees.